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                              BrandPartners Group

                                                                   PRESS RELEASE

               BrandPartners Announces Expected Nasdaq Delisting;
                     Expects to Trade on OTC Bulletin Board

      NEW YORK, NY - August 12, 2003 - BrandPartners Group, Inc. (Nasdaq: BPTR) announced today that it has been notified by the Nasdaq Stock Market that its common stock will be delisted from the Nasdaq SmallCap Market effective after the market close on or about September 3, 2003. The Company expects, although there can be no assurances, that its common stock will be quoted on the Over-the-Counter Bulletin Board ("OTCBB") beginning on the trading day following the delisting. The delisting is a result of the Company's failure to meet the Nasadaq SmallCap Market's $1.00 minimum bid price requirement.

      On May 30, 2002 the Company was notified that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive trading days, and, as a result, did not comply with Marketplace Rule 4310(c)(4) (the "Rule"). Under the Marketplace Rules, the Company was eligible for two successive 180 day periods and one 90 day period, or until August 26, 2003, to regain compliance with the Rule. On May 28, 2003 the Company was notified that, unless the bid price of the Company's common stock closed at $1.00 per share or more for a minimum of ten consecutive trading days prior to August 26, 2003, on such date the Company would receive written notification that its securities would be delisted. As the Company's common stock closed at less than $1.00 on August 12, 2003, the Company will be unable to achieve compliance with such requirement. The Marketplace Rules provide that the delisting will become effective on the eighth day following such notification, or approximately September 3, 2003.

      The Company expects, although there can be no assurances, that, upon delisting from the Nasdaq SmallCap Market, its common stock will be quoted on the OTCBB, effective with the opening of business on the trading day following the delisting, or approximately September 4, 2003. The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in equity securities that are not listed or traded on Nasdaq or a national securities

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exchange.  The  Company's  common  stock was traded on the OTCBB  prior to being listed on the Nasdaq SmallCap Market on September 22, 2000. Additional information regarding the OTCBB, including stock quotes, can be found at www.otcbb.com.

      Chairman and Chief Executive Officer Edward T. Stolarski noted that the delisting from the Nasdaq SmallCap Market would not affect the Company's ability to conduct its business. "We will continue to execute on our strategy and work towards improving both our top line and our bottom line."

BrandPartners Group, Inc (www.bptr.com) operates through Willey Brothers, Inc., a wholly owned subsidiary, providing branch positioning and consulting, merchandising, branch planning and design, and creative services for financial services companies.

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts but rather reflect the Company's current expectations concerning future results. The words "believes," "anticipates," "expects," and similar expressions, which identify forward-looking statements, are subject to certain risks, uncertainties and factors, including those which are economic, competitive and technological, that could cause actual results to differ materially from those forecast or anticipated. Such factors include, among others: the continued services of Mr. Stolarski as Chief Executive Officer of the Company and Willey Brothers, and of James Brooks as Chief Operating Officer of Willey Brothers; our ability to refinance or obtain an extension of our existing short term debt; our ability to make early payments to certain noteholders, thereby entitling the Company to certain debt forgiveness; our ability to continue to obtain waivers of covenants and other defaults under our debt instruments and credit facilities; our ability to identify appropriate acquisition candidates, finance and complete such acquisitions and successfully integrate acquired businesses; changes in our business strategies or development plans; competition; our ability to grow within the financial services industries; our ability to obtain sufficient financing to continue operations; and general economic and business conditions, both nationally and in the regions in which we operate. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this press release, as well as the Company's periodic reports on Forms 10-KSB, 10-QSB and 10-Q, and other filings with the Securities and Exchange Commission.

Contact:
Rachel Levine
Investor Relations
The Anne McBride Co.
Tel: 212-983-1702 x207
Email: rlevine@annemcbride.com